Exhibit 99.1
SNAPIN SOFTWARE, INC.
AND SUBSIDIARY
Independent Auditor’s Report and
Consolidated Financial Statements
Years Ended December 31, 2007 and 2006
and the Six Months Ended
June 30, 2008 and 2007 (Unaudited)

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders
SNAPin Software, Inc. and Subsidiary
We have audited the accompanying consolidated balance sheet of SNAPin Software, Inc. and Subsidiary (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in mezzanine equity and stockholders’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its consolidated operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ Moss Adams LLP
Seattle, Washington
August 11, 2008

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 (Unaudited)

	December 31,		June 30, 2008
	2007	2006	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,158,083	$7,131,843	$7,817,706
Accounts receivable	73,425	275,000	5,303,949
Prepaid expenses and other current assets	258,167	114,867	172,295

Total current assets	4,489,675	7,521,710	13,293,950

PROPERTY AND EQUIPMENT, net	621,565	552,015	1,487,388

OTHER LONG-TERM ASSETS	81,932	77,016	161,501

	$5,193,172	$8,150,741	$14,942,839

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$421,424	$250,276	$461,999
Accrued bonus, commission and employee benefits	425,477	381,563	607,125
Current portion of deferred revenue	823,425	275,000	4,998,263
Current portion of deferred lease obligation	40,443	—	51,291
Capital lease obligation	—	30,970	—

Total current liabilities	1,710,769	937,809	6,118,678

DEFERRED REVENUE, net of current portion	—	—	1,750,000

DEFERRED LEASE OBLIGATION, net of current portion	118,663	142,861	88,498

COMMITMENTS AND CONTINGENCIES (Note 8)

MEZZANINE EQUITY
Convertible, redeemable preferred stock, as follows:
Series D senior preferred stock — par value $0.001 per share; 5,250,000 shares designated, (liquidation preference $12,000,000)	—	—	11,896,230
Series D-1 senior preferred stock, par value $.001 per share, 305,590 designated, none outstanding	—	—	—
Series C junior preferred stock — par value $0.001 per share; 10,996,126 shares designated, (liquidation preference $19,338,774)	19,253,141	12,931,975	19,253,141
Series B junior preferred stock — par value $0.001 per share; 3,669,725 shares designated, (liquidation preference $3,000,000)	2,955,423	2,955,423	2,955,423
Series A junior preferred stock — par value $0.001 per share; 3,620,147 shares designated; (liquidation preference $2,143,888)	2,002,050	2,002,050	2,002,050

	24,210,614	17,889,448	36,106,844

STOCKHOLDERS’ DEFICIT
Common stock — par value $0.001 per share; 49,650,000 shares authorized;	2,170	2,083	2,321
Additional paid-in capital	224,749	154,817	560,507
Accumulated deficit	(21,073,793)	(10,976,277)	(29,684,009)

Total stockholders’ deficit	(20,846,874)	(10,819,377)	(29,121,181)

	$5,193,172	$8,150,741	$14,942,839

See accompanying notes.	2

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS
YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
SIX MONTHS ENDED JUNE 30, 2008 AND 2007 (Unaudited)

			June 30,	June 30,
	December 31,	December 31,	2008	2007
	2007	2006	(Unaudited)	(Unaudited)
REVENUE	$533,895	$291,471	$78,980	$359,105

OPERATING EXPENSES
Research and development	5,756,403	2,744,295	4,398,224	2,430,614
Sales and marketing	2,800,948	2,526,892	2,358,504	1,491,597
General and administrative	2,421,355	2,459,301	2,022,067	1,162,083

Total operating expenses	10,978,706	7,730,488	8,778,795	5,084,294

Loss from operations	(10,444,811)	(7,439,017)	(8,699,815)	(4,725,189)

OTHER INCOME (EXPENSE)
Interest expense	—	(5,853)	(27,309)	—
Interest income and other	347,295	477,170	116,908	178,097

Total other income	347,295	471,317	89,599	178,097

NET LOSS	$(10,097,516)	$(6,967,700)	$(8,610,216)	$(4,547,092)

See accompanying notes.	3

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
SIX MONTHS ENDED JUNE 30, 2008 (Unaudited)

	Mezzanine Equity								Stockholders’ Deficit
	Junior Redeemable Convertible						Senior Redeemable Convertible				Additional
	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit
BALANCE, December 31, 2005	3,600,147	$2,002,050	3,699,725	$2,955,423	—	$—	—	$—	2,067,800	$2,068	$103,674	$(4,008,577)

Issuance of Series C preferred stock, net of issuance costs of $68,042	—	—	—	—	7,377,561	12,931,975	—	—	—	—	—	—

Exercise of common stock purchase options	—	—	—	—	—	—	—	—	14,625	15	993	—

Stock based compensation	—	—	—	—	—	—	—	—	—	—	50,150	—

Net loss	—	—	—	—	—	—	—	—	—	—	—	(6,967,700)

BALANCE, December 31, 2006	3,600,147	2,002,050	3,699,725	2,955,423	7,377,561	12,931,975	—	—	2,082,425	2,083	154,817	(10,976,277)

Issuance of Series C preferred stock, net of issuance costs of $17,608	—	—	—	—	3,597,284	6,321,166	—	—	—	—	—	—

Exercise of common stock purchase options	—	—	—	—	—	—	—	—	87,500	87	788	—

Stock based compensation	—	—	—	—	—	—	—	—	—	—	69,144	—

Net loss	—	—	—	—	—	—	—	—	—	—	—	(10,097,516)

BALANCE, December 31, 2007	3,600,147	2,002,050	3,699,725	2,955,423	10,974,845	19,253,141	—	—	2,169,925	2,170	224,749	(21,073,793)

Issuance of Series D preferred stock, net of issuance costs of $103,700 (unaudited)	—	—	—	—	—	—	5,094,676	11,896,230	—	—	—	—

Series D-1 Preferred stock warrants issued to customer (unaudited)	—	—	—	—	—	—	—	—	—	—	247,933	—

Exercise of common stock purchase options (unaudited)	—	—	—	—	—	—	—	—	150,667	151	18,640	—

Stock based compensation (unaudited)	—	—	—	—	—	—	—	—	—	—	48,327	—

Amortization of Series C preferred stock warrants issued in connection with note payable (unaudited)	—	—	—	—	—	—	—	—	—	—	20,858	—

Net loss (unaudited)	—	—	—	—	—	—	—	—	—	—	—	(8,610,216)

BALANCE, June 30, 2008 (unaudited)	3,600,147	$2,002,050	3,699,725	$2,955,423	10,974,845	$19,253,141	5,094,676	$11,896,230	2,320,592	$2,321	$560,507	$(29,684,009)

See accompanying notes.	4

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007 AND 2006 AND
SIX MONTHS ENDED JUNE 30, 2008 AND 2007 (Unaudited)

			June 30,	June 30,
	December 31,	December 31,	2008	2007
	2007	2006	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,097,516)	$(6,967,700)	$(8,610,216)	$(4,547,092)
Adjustments to reconcile net loss to net cash from operating activities
Depreciation	285,739	211,320	193,782	151,703
Amortization of discount on notes payable	—	3,322	20,858	—
Stock based compensation	69,144	50,150	48,327	35,463
Change in assets and liabilities
Accounts receivable	201,575	(239,360)	(5,230,524)	240,000
Prepaid expenses and other current assets	(143,300)	(78,278)	85,872	(46,051)
Accounts payable and accrued expenses	171,148	23,780	40,575	(67,008)
Accrued bonus, commission and employee benefits	43,914	324,033	181,648	171,764
Deferred revenue	548,425	239,360	6,172,771	(240,000)
Deferred lease obligation	16,245	142,861	(19,317)	(34,713)

	(8,904,626)	(6,290,512)	(7,116,224)	(4,335,934)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(355,289)	(531,452)	(1,059,605)	(171,268)
Payment of lease security deposit and other	(4,916)	(9,749)	(79,569)	(4,916)

	(360,205)	(541,201)	(1,139,174)	(176,184)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on capital lease obligation	(30,970)	(30,104)	—	(22,589)
Proceeds from line of credit	—	—	950,000	—
Repayments on note payable and line of credit	—	(84,853)	(950,000)	—
Proceeds from exercise of common stock purchase options	875	1,008	18,791	875
Proceeds from issuance of Series C convertible preferred stock, net	6,321,166	12,931,975	—	6,321,166
Proceeds from issuance of Series D convertible preferred stock, net	—	—	11,896,230	—

	6,291,071	12,818,026	11,915,021	6,299,452

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,973,760)	5,986,313	3,659,623	1,787,334

CASH AND CASH EQUIVALENTS, beginning of period	7,131,843	1,145,530	4,158,083	7,131,843

CASH AND CASH EQUIVALENTS, end of period	$4,158,083	$7,131,843	$7,817,706	$8,919,177

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES
Issuance of Series D-1 Preferred stock warrant	$—	$—	$247,933	$—

Issuance of Series C preferred stock warrant	$—	$—	$20,858	$—

Purchase of equipment through assumption of a capital lease	$—	$61,074	$—	$—

CASH PAID FOR INTEREST	$—	$5,853	$6,451	$—

See accompanying notes.	5

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 1 — Description of Operations and Summary of Significant Accounting Policies
Operations — SNAPin Software, Inc. (“SNAPin”) was incorporated during 2003 and is headquartered in Bellevue, Washington. In 2006, SNAPin Software UK, Ltd. was incorporated and is a wholly-owned subsidiary of SNAPin Software, Inc. SNAPin develops self service software for mobile devices. The SNAPin SelfService product suite lets mobile operators interact with their subscribers in real-time and in the context of their current mobile behavior. The Company’s handset-based SelfService product suite enables the delivery of interactive promotions, the resolution of most customer support problems, and allows operators to deliver a branded service experience to their subscribers.
Principles of Consolidation — The consolidated financial statements include the accounts of SNAPin and its wholly owned subsidiary, SNAPin Software UK, Ltd. (collectively the “Company”). All significant intercompany balances and transactions have been eliminated.
Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Unaudited Interim Financial Statements — The accompanying unaudited June 30, 2008 and 2007 financial statements and related interim information contained within the notes to the financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and the notes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the unaudited interim financial statements reflect all adjustments, consisting of normal and recurring adjustments, necessary for the fair presentation of the Company’s financial position at June 30, 2008 and results of operations and cash flows for the six-month periods ended June 30, 2008 and 2007. The results for the six-month period ended June 30, 2008 are not necessarily indicative of future results.
Cash and Cash Equivalents — The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents consist primarily of money market instruments and time deposits amounting to $6,159,785 at June 30, 2008 and $3,714,433 and $7,000,023 as of December 31, 2007 and 2006, respectively.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 1 — Description of Operations and Summary of Significant Accounting Policies (Continued)
Accounts Receivable — Customer accounts receivables are reported at the amount management expects to collect on balances outstanding at year end. Based on management’s assessment of the credit history and financial strength of the customers with outstanding balances, and no history of bad debts losses, management does not consider an allowance necessary.
Concentration of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash, cash equivalents and accounts receivable. The Company maintains its cash accounts with financial institutions where, at times, deposits exceed federal insurance limits. The Company has credit risk regarding trade accounts receivable. The Company performs initial and ongoing evaluations of its customers’ financial positions, and generally extends credit on account, without collateral. The Company determines the need for an allowance for doubtful accounts based upon its historical experience and the expected collectibility of accounts receivable.
For the year ended December 31, 2007, substantially all of the Company’s revenues are from two customers while all of accounts receivable as of December 31, 2007 are from one customer. For the year ended December 31, 2006, substantially all of the Company’s revenues are from four customers while all accounts receivable as of December 31, 2006 are from one customer. For the six months ended June 30, 2008, substantially all of the Company’s revenues are from one customer while accounts receivable as of June 30, 2008 are from three customers, who are also related parties (Note 9). For the six months ended June 30, 2007, substantially all of the Company’s revenues are from two customers.
Property and Equipment — Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method and the following estimated useful lives:

Computer and office equipment	3 to 5 years
Software	1 year
Furniture	7 years
Leasehold improvements are amortized over the shorter of their estimated useful life or the related facility’s minimum lease term. Repair and maintenance costs are expensed as incurred.
Deferred Lease Obligation — The Company has an operating lease for its corporate office space which contains escalating lease payments. The escalating lease payments are recognized on a straight-line basis over the initial lease term. The difference between the recognized expense under the straight-line method and the payments made under the lease are accrued or deferred, as necessary, and are included in the deferred lease obligation within the consolidated financial statements (Note 8).

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 1 — Description of Operations and Summary of Significant Accounting Policies (Continued)
Revenue Recognition — Revenues for licenses of the Company’s software products, maintenance fees and professional service fees are recognized in accordance with Statement of Position No. 97-2 (“SOP 97-2”), Software Revenue Recognition, as amended by SOP No. 98-9, Software Revenue Recognition, With Respect to Certain Transactions, as well as related interpretations including Technical Practice Aids. Revenues recognized under long-term contracts, or software arrangements which require significant customization or modification are recognized under SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts, as promulgated by SOP 97-2. Revenue recognized during the years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 and 2007, consists of fees for trials and pilots of the Company’s software products.
Trial and pilot revenue consists of fees incurred to conduct market tests of the Company’s software products with mobile carriers. Revenue is recognized when the services, as set forth in the trial or pilot agreement, have been rendered and the collection of the amount due is reasonably assured. The Company recognized $533,895 and $291,471 in trial and pilot revenues during the years ended December 31, 2007 and 2006, respectively, and $78,980 and $359,105 for the six months ended June 30, 2008 and 2007, respectively.
Generally, the Company’s license revenue for the use of software products and related maintenance support (such as customer support and product updates) will be subject to perpetual, annual or fixed term license agreements. For arrangements which include bundled products and services which are sold as a combined product offering for which the fair value of may not be separately determinable for the license, maintenance, services or any undelivered elements, the revenues are recognized either ratably over the term of the maintenance or subscription arrangement or until all undelivered elements have been delivered.
Revenue is recognized from sales of software licenses when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable, and collection of the resulting receivable is probable. At the time of the transaction, management assesses whether the fees associated with the revenue transaction is fixed or determinable based on payment terms associated with the transaction and whether or not collection is probable. There was no license subscription revenue recognized during the years ended December 31, 2007 and 2006 or during the six months ended June 30, 2008 and 2007. The Company has not yet established vender-specific objective evidence for its software license products.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 1 — Description of Operations and Summary of Significant Accounting Policies (Continued)
Maintenance revenue consists of fees charged for post-contract customer support, which are determinable based upon vendor specific evidence of fair value. Maintenance fee arrangements include ongoing customer support and rights to product updates if and when available. Revenue is recognized ratably over the period of the maintenance contract. There was no maintenance revenue recognized during the years ended December 31, 2007 and 2006 or during the six months ended June 30, 2008 and 2007. The Company has not yet established vender-specific objective evidence for its software maintenance fees.
Professional service revenue consists of fees charged for product training and consulting services. Professional service revenue is recognized as the professional services are delivered provided all other revenue recognition requirements are met. There was no professional service revenue recognized during the years ended December 31, 2007 and 2006 or during the six months ended June 30, 2008 and 2007.
Revenues derived from long-term contracts and license arrangements that require significant customization, modification and other services, are recognized using contract accounting. Revenue may be recognized under contract accounting based upon the expected inputs, such as hours, or based upon delivery milestones as determined by each contractual arrangement. Contract costs, for which recoverability is assured, incurred on contracts being accounted for under the contract method of accounting are deferred and recognized in the same period as associated revenues. Costs incurred by the Company for which recoverability is not assured or costs related to contracts in which future revenue recognition is not assured, are expensed as incurred. As of June 30, 2008, and December 31, 2007 and 2006, the Company has expensed all costs incurred as future recoverability was not assured.
Cash payments received or accounts receivable due in advance of revenue recognition are recorded as deferred revenue on the accompanying balance sheet. Deferred revenues as of December 31, 2007 and June 30, 2008 include $750,000 of amounts received from customers which are subject to refund if certain acceptance provisions are not met. The remainder of deferred revenues as of December 31, 2007 and 2006, and June 30, 2008, represent amounts received or billed to customers under long-term license and service arrangements which will be recognized over the term of the related arrangements.
Cost of Goods and Services Sold — Direct costs of goods and services sold are insignificant given the nature of the Company’s ongoing operations and the nature of its revenues recognized. The trial and pilot revenue activities result in continued and ongoing development and operating costs which are not considered to be variable or incremental to the revenues recognized, which are included in research and development expenses for all periods presented.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 1 — Description of Operations and Summary of Significant Accounting Policies (Continued)
Research and Development — Research and development costs are charged to operating expenses as incurred.
Software Development Costs — Statement of Financial Accounting Standards No. 86: Accounting for Costs of Computer Software to be Sold, Leased, or Otherwise Marketed requires the capitalization of certain software development costs after technological feasibility of the software is established. Due to the relatively short period between the technological feasibility of a product and completion of product development and the insignificance of related costs incurred during this period, no software development costs have been capitalized.
Cost Allocation — The Company allocates certain overhead operating costs between research and development, sales and marketing, and general and administrative expense based on the nature of the expense and the function of the employee incurring the expense.
Income Taxes — The Company follows the asset and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This method requires recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. If it is more likely than not that some portion of a deferred tax asset will not be realized, a valuation allowance is recorded.
Stock-Based Compensation — At December 31, 2007, the Company has a stock-based compensation plan, described more fully in Note 5. Prior to January 1, 2006, the Company accounted for this plan using the intrinsic value method set forth in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, as permitted by Statement of Financial Accounting Standard No. 123, Accounting for Stock-Based Compensation. Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004) (“SFAS No. 123(R)”), Share-Based Payments, using the prospective transition method. Under this transition method, compensation expense recognized for the years ended December 31, 2007 and 2006 and the six months ended June 30, 2008 and 2007 includes only compensation expense for all share-based payments granted subsequent to January 1, 2006 based on the estimated fair value at the grant date in accordance with the provisions of SFAS No. 123(R).
All share-based compensation granted prior to January 1, 2006 was previously valued using the minimum-value method and therefore is not included in the share-based compensation expense under the prospective method. For share-based compensation granted subsequent to January 1, 2006, compensation expense, based on the estimated fair value at the grant date, is recognized on a straight-line basis over the vesting period which approximates the services period.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 1 — Description of Operations and Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements — In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, Fair Value Measurements (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in accordance with accounting principles generally accepted in the United States, and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Company adopted the provisions of SFAS No. 157 on January 1, 2008, for financial instruments. Although the adoption of SFAS No. 157 did not materially impact its financial condition, results of operations, or cash flow, the Company is now required to provide additional disclosures as part of its financial statements.
SFAS No. 157 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable, and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.
As of June 30, 2008, the Company’s cash and cash equivalents substantially consist of certificates of deposit, repurchase agreements and money market accounts. The Company has considered all of its investments to be Level 1 investments and has determined their fair value as of June 30, 2008, based on quoted market prices.
In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (“fair value option”) and to report in earnings unrealized gains and losses on those items for which the fair value of those assets and liabilities has been elected. SFAS No. 159 also requires entities to display the fair value of those assets and liabilities on the face of the balance sheet. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. SFAS No. 159 was effective for the Company on January 1, 2008. The Company did not apply the fair value option to any of its outstanding instruments and therefore, SFAS No. 159 did not have an impact on the Company’s consolidated financial statements.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 1 — Description of Operations and Summary of Significant Accounting Policies (Continued)
In June 2006, the FASB issued Financial Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes. FIN 48 clarifies the application of SFAS No. 109 by providing detailed guidance for the financial statement recognition, measurement and disclosure of uncertain tax positions recognized in an enterprise’s financial statements. Tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon the adoption of FIN 48 and in subsequent periods. FIN 48 will be effective for fiscal years beginning after December 15, 2006. Effective February 1, 2008 the FASB deferred the adoption of FIN 48 for non-public entities effective for financial statements for fiscal years beginning after December 15, 2007. The Company does not expect the adoption of this standard to have a material effect on the Company’s consolidated financial statements.
In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations. SFAS No. 141(R) establishes principles and requirements for the reporting entity in a business combination, including recognition and measurement in the financial statements of the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. This statement also establishes disclosure requirements to enable financial statement users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will be effective for the Company in 2009 for business combinations for which the acquisition date is on or after January 1, 2009. The Company does not expect the adoption of this standard to have a material effect on the Company’s financial statements.
Note 2 — Property and Equipment
A summary of property and equipment is as follows:

	December 31,	December 31,	June 30, 2008
	2007	2006	(Unaudited)
Computer and office equipment	$709,557	$487,610	$1,694,446
Software	155,096	138,633	205,240
Furniture	114,009	58,808	118,037
Leasehold improvements	206,387	144,709	226,932

	1,185,049	829,760	2,244,655
Less: Accumulated depreciation	(563,484)	(277,745)	(757,267)

Property and equipment, net	$621,565	$552,015	$1,487,388

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 2 — Property and Equipment (Continued)
Depreciation expense was $285,739 and $211,320 for the years ended December 31, 2007 and 2006, respectively, and $193,782 and $151,703 for the six months ended June 30, 2008 and 2007, respectively. At December 31, 2006 the Company had equipment under capital lease amounting to $61,074, with related accumulated amortization of $12,724. The capital lease was paid in full during 2007.
Note 3 — Note Payable
Effective November 26, 2004, the Company entered into a loan and security agreement (“the Agreement”) with Silicon Valley Bank (“SVB”). The Agreement was amended and modified on February 16, 2005. The Agreement committed SVB to advance up to $150,000 as a note payable to be used to finance equipment. Interest on unpaid principal was payable monthly and accrued at the prime rate. Beginning on the first of each month following the advance, outstanding principal and interest were payable in 36 equal monthly installments. Borrowings under the Agreement were secured by the assets of the Company, exclusive of intellectual property, and subject to certain terms and conditions. The Company borrowed $117,488 in February 2005 against the Agreement. At December 31, 2005, $84,853 in borrowings was outstanding. The note was paid in full during May 2006.
As part of the Agreement, the Company issued a warrant to SVB to purchase 20,000 shares of Series A preferred stock at $0.595 with a term of ten years. The total value of the stock warrant issued was $9,965 using the Black-Scholes pricing model. The stock warrant was recorded as a discount on the related note payable and was recognized as interest expense over the term of the note. The note was paid in full during May 2006. As of June 30, 2008, the stock warrant has not been exercised and is outstanding.
In April 2006, the Company entered into a capital lease for computer equipment in the amount of $61,074. The terms of the lease called for monthly principal payments of $3,441 for 18 months with an interest rate of zero percent. The lease expired in October 2007. At December 31, 2006, the outstanding balance on the lease was $30,970. The lease was paid in full during September 2007.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 3 — Note Payable (Continued)
In March 2008, the Company entered into a loan and security agreement (“the Loan and Security Agreement”) with a bank to provide a $2,500,000 credit facility to the Company (“Bridge Loan”). Advances on the Bridge Loan bear interest at the bank’s prime rate plus 1.00%. Borrowings under the Bridge Loan are secured by the assets of the Company, exclusive of intellectual property, and subject to certain terms and conditions. In April 2008, the Bridge Loan matured and all amounts advanced under the facility were due and paid upon the close of the Series D Preferred stock issuance (Note 4). As part of the Loan and Security Agreement, during March 2008 the Company issued a warrant to the bank to purchase 21,281 shares of Series C preferred stock at an exercise price equal to $1.7621 per share, with a fair market value on the date of issuance of $20,858 using the Black-Scholes pricing model. The warrant has a seven year term. The fair market value of the warrant issued was accounted for as a discount on the related debt, and amortized in full to interest expense upon repayment of initial borrowings during 2008.
Additionally, upon the closing of the Series D Preferred stock issuance and repayment of the Bridge Loan during 2008, the bank agreed to terms to provide a $2,000,000 revolving line of credit to support the Company’s working capital needs (“Line of Credit”) and a $3,000,000 term loan to support the Company’s working capital and capital expenditure needs (“Term Loan”). Advances on the Line of Credit bear interest at the bank’s prime rate. The Line of Credit matures and all amounts advanced are due and payable one year after the closing of the facility.
Advances on the Term Loan can be made at any time within the first nine months after the closing of the facility and bear interest at the bank’s prime rate. Following the nine month advance period, outstanding principal is payable in 27 equal installments plus accrued interest. Borrowings under the Line of Credit and the Term Loan will be secured by the assets of the Company, exclusive of intellectual property, and subject to certain terms and conditions.
Note 4 — Mezzanine Equity and Stockholders’ Deficit
Common Stock — At December 31, 2007, the Company is authorized to issue 43,650,000 shares of common stock with a par value of $0.001 per share. In April 2008, the Company amended and restated its articles of incorporation to increase the number of shares of common stock authorized for issuance to 49,650,000 shares of common stock with a par value of $.001 per share. Included in common shares outstanding are 1,500,000 shares issued during 2003 to the founder of the Company.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 4 — Mezzanine Equity and Stockholders’ Deficit (Continued)
Common Stock Warrants — In July 2003, the Company issued a warrant to TWB Investment Partnership, L.P. (“TWB”) to purchase up to 30,300 shares of common stock at a price of $0.001 per share with a term of ten years. The warrant was issued in exchange for services rendered by TWB. The warrant was exercised in June 2005 at which time TWB purchased all shares at the exercise price of $0.001 per share.
In December 2005, the Company issued three warrants to consultants of the Company to purchase an aggregate of 7,500 shares of common stock at a price of $0.08 per share, which approximated fair value, with a term of ten years. The warrants were issued in exchange for services rendered. As of June 30, 2008, the warrants have not been exercised and are outstanding.
Redeemable and Convertible Preferred Stock — Preferred stock is issuable in one or more series, each with such designations, rights, qualifications, limitations, and restrictions as the Board of Directors of the Company may determine at the time of issuance. In April 2008, the Company amended and restated its articles of incorporation to increase the number of shares of convertible redeemable preferred stock authorized for issuance to 23,841,588. At June 30, 2008, the Company has 3,620,147 shares designated as Series A junior preferred stock, 3,669,725 shares designated as Series B junior preferred stock, 10,996,126 shares designated as Series C junior preferred stock, 5,250,000 shares designated as Series D senior preferred stock and 305,590 shares designated as Series D-1 senior preferred stock. The redeemable and convertible preferred stock has a par value of $.001 per share. As stated in the restated articles of incorporation, the Series D and D-1 preferred stock has been designated Senior Convertible Preferred and the Series A, B and C convertible preferred stock has been designated Junior Convertible Preferred. The Senior Convertible Preferred is in preference of all shares of Junior Convertible Preferred and common stock outstanding.
In November, 2004, 2,779,175 shares of Series A convertible preferred stock were issued at a price of $0.5955 per share and 820,972 shares of Series A shares were issued in exchange for $400,000 of outstanding convertible notes payable at an average conversion price of $0.4872 per share. The conversion discount was a result of the contractual conversion price contained in the convertible note and was recorded as additional paid in capital. Direct issuance costs amounted to $52,948.
In June 2005, 3,669,725 shares of Series B convertible preferred stock were issued at a price of $0.8175 per share, less issuance costs of $44,578.
In January 2006, 7,377,561 shares of Series C convertible preferred stock were issued at a price of $1.7621 per share, less issuance costs of $68,042.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 4 — Mezzanine Equity and Stockholders’ Deficit (Continued)
In May 2007, 3,597,284 shares of Series C convertible preferred stock were issued at a price of $1.7621 per share, less issuance costs of $17,608.
In April 2008, 5,094,676 shares of Series D convertible preferred stock were issued at a price of $2.3554 per share, less issuance costs of $103,700 and a warrant was issued to purchase 305,590 shares of Series D-1 preferred stock at $0.01 per share.
The terms of the Series A, B, C, D and D-1 convertible preferred stock as of June 30, 2008 are summarized below:
Conversion — Each share of convertible preferred stock is convertible at the option of the holder into such number of common stock as is determined by dividing the original issue price by the conversion price for that series of convertible preferred. Each share of Series A, B, C, D and D-1 preferred stock is currently convertible into one share of common stock. Under the terms of the stock purchase agreements, preferred stock can generally be automatically converted into shares of common stock upon the closing of a public offering.
Liquidation and Preference — In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Senior Convertible Preferred stock will be entitled to receive, prior and in preference to any distribution of any assets of the Company to the holders of Junior Convertible Preferred stock and common stock the amount of $2.3554 per share for Series D convertible preferred stock and the amount of $.01 per share for Series D-1 convertible preferred stock (as adjusted for stock splits, stock dividends, reclassifications and the like) plus declared but unpaid dividends. Upon completion of the distributions to the Senior Convertible Preferred, the holders of Junior Convertible Preferred stock will be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock, the amount of $1.7621 for Series C convertible preferred stock, $0.8175 for Series B convertible preferred stock, and $0.5955 for Series A convertible preferred stock (as adjusted for stock splits, stock dividends, reclassifications and the like) plus declared but unpaid dividends.
If the assets and funds available for distribution to the holders of the convertible preferred stock are insufficient to pay the convertible preferred preferences in full, then the entire assets and funds of the Company legally available for distribution shall be distributed to the holders of the Senior Convertible Preferred first and any excess distributed to the Junior Convertible Preferred, on a pari passu basis, in proportion to the Series A, Series B, and Series C preference amounts that each holder is otherwise entitled to receive.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 4 — Mezzanine Equity and Stockholders’ Deficit (Continued)
Redemption — If requested by the holders of not less than sixty percent (60%) of the combined voting power of the Convertible Preferred, voting together as a single class on an as-converted basis, at any time after five years following the original issue date of the Series D Preferred, the Company shall redeem all issued and outstanding shares of convertible preferred on a date that is (i) not sooner than 90 days after the date of the redemption election and (ii) specified in the redemption election, from any funds legally available for such purpose. The number of shares of convertible preferred to be redeemed from each holder on the redemption date shall equal the total number of shares of convertible preferred held by such holder on the date of the redemption notice. The Company shall effect such redemption by paying cash in an amount equal to the Series A preferred preference per share of Series A preferred, the Series B preferred preference per share of Series B preferred, the Series C preferred preference per share of Series C preferred, the Series D preferred preference per share of Series D preferred and the Series D-1 preferred preference per share of Series D-1 preferred.
Due to the redeemable provisions of the convertible preferred stock which are at the option of the holder, the redeemable preferred stock is included in mezzanine equity within the consolidated balance sheet.
Voting — The holder of each share of convertible preferred stock has the right to one vote for each full share of common stock into which its respective shares of preferred stock would be convertible on the record date for the vote. Except as required by law, on all matters in which the Series D Preferred or the Series D-1 Preferred are entitled to vote by separate vote by class or by series, the holders of Series D Preferred and the holders of Series D-1 Preferred shall vote together as a single class on such matters.
Dividends — The holders of Series A, B, C, D and D-1 preferred stock, are entitled to receive dividends per annum out of any assets legally available, prior and in preference to any declaration or payment of any dividends to holders of common stock. Dividends are payable when declared by the Board of Directors without cumulative preferences for Series A, B, C, D and D-1 preferred stock at the rate of $0.04764 per share of Series A Preferred, $0.0654 per share of Series B Preferred, $0.1410 per share of Series C Preferred, $0.1884 per share of Series D Preferred and $0.0008 per share of Series D-1 Preferred (each as adjusted for any stock dividends, combinations or splits with respect to such shares).

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 4 — Mezzanine Equity and Stockholders’ Deficit (Continued)
Preferred Stock Warrants — In connection with a software licensing agreement entered during 2008, the Company issued a warrant to an affiliate of one of its customers (which is also an investor in the Series D Preferred Stock), to purchase 305,590 shares of Series D-1 preferred stock at an exercise price of $0.01 per share, with a fair market value of $717,550 as calculated using the Black-Scholes pricing model. The warrant has a seven year term. The warrant vests as follows: 105,590 shares were fully vested upon issuance of the warrant, and the remaining 200,000 shares vest in two separate 100,000 unit traunches upon achievement of certain specified milestone events correlated to the software licensing agreement with this customer. The warrants have been considered an incentive issued to the customer and will be recorded as a reduction to the related revenues over the term of the arrangements. As of June 30, 2008, the fair value of the vested units is $247,933, which has been recognized as a reduction to the current portion of deferred revenues as no revenue has been recognized under the software licensing agreement at this time.
As part of the Loan and Security Agreement (Note 3), the Company issued a warrant to the bank to purchase 21,281 shares of Series C preferred stock at an exercise price equal to $1.7621 per share, with a fair market value on the date of issuance of $20,858. The warrant has a seven year term.
As part of the Agreement (Note 3), the Company issued a warrant to SVB to purchase 20,000 shares of Series A preferred stock at $0.595 with a term of ten years. The total value of the stock warrant issued was $9,965 using the Black-Scholes pricing model.
Note 5 — Stock Option Plan
In July 2003, the Company adopted an equity incentive stock option plan (the “Plan”), which provides for the issuance of up to 2,250,000 incentive and nonqualified common stock options to employees, directors, officers, consultants, agents, advisors and independent contractors of the Company. Stock options are granted with an exercise price equal to the grant date fair market value. In January 2006, the Company increased the number of common stock options available for issuance under the Plan to 4,300,000. In November 2006, the Plan was amended to allow for a United Kingdom (“UK”) Sub-Plan which will allow for share grants to employees of the Company who are UK residents.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 5 — Stock Option Plan (Continued)
Upon adoption of this UK Sub-Plan, 127,000 options that were previously granted to UK employees under the terms of the original plan were cancelled and reissued under the UK Sub-Plan. These reissued options were granted at the estimated fair value of the stock as of the date of the regrant. Unless otherwise established by the Plan administrator, the term of each option shall be no more than ten years from the grant date. In the case of an incentive stock option granted to a 10% shareholder, the term of the option is not to exceed five years. The options generally vest over a four-year period. As of December 31, 2007 and 2006, there were 1,410,075 and 1,403,575 shares available for issuance under the Plan, respectively, and as of June 30, 2008, there were 500,408 shares available for issuance under the Plan.
The following table summarizes stock option activity for the Plan for the year ended December 31, 2007 and six months ended June 30, 2008 (unaudited):

			Weighted
		Weighted	Average
		Average	Remaining
	Options	Exercise	Contractual
	Outstanding	Price	Life (in Years)
Outstanding at December 31, 2006	2,844,300	$0.21
Options granted	420,000	$0.38
Options exercised	(87,500)	$0.01
Options forfeited or cancelled	(426,500)	$0.28

Outstanding at December 31, 2007	2,750,300	$0.23	8.22
Options granted (unaudited)	1,049,500	$0.40
Options exercised (unaudited)	(150,667)	$0.12
Options forfeited or cancelled (unaudited)	(139,833)	$0.27

Outstanding at June 30, 2008 (unaudited)	3,509,300	$0.29	8.86

Vested and expected to vest at December 31, 2007	2,643,118	$0.23	8.19

Vested and expected to vest at June 30, 2008 (unaudited)	3,355,262	$0.28	8.82

Options exercisable at December 31, 2007	1,348,233	$0.18	7.77

Options exercisable at June 30, 2008 (unaudited)	1,447,456	$0.20	7.92

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 5 — Stock Option Plan (Continued)
The following table summarizes information about stock options outstanding and exercisable at June 30, 2008:

		Weighted
		Average
		Remaining
Exercise	Options	Contractual	Options
Price	Outstanding	Life (in Years)	Exercisable
$0.01	255,000	6.87	253,281
$0.06	37,000	7.20	30,417
$0.08	545,900	7.48	407,425
$0.32	1,233,400	8.43	702,000
$0.33	33,000	9.22	9,833
$0.36	95,500	9.38	6,708
$0.39	297,700	9.98	2,500
$0.40	1,011,800	10.30	35,292

	3,509,300	8.86	1,447,456

The following table summarizes information about stock options outstanding and exercisable at December 31, 2007:

		Weighted
		Average
		Remaining
Exercise	Options	Contractual	Options
Price	Outstanding	Life (in Years)	Exercisable
$0.01	375,000	6.87	343,718
$0.06	37,000	7.20	25,792
$0.08	545,900	7.48	339,184
$0.32	1,388,400	8.44	636,414
$0.33	44,000	9.18	625
$0.36	100,000	9.66	—
$0.39	260,000	9.98	2,500

	2,750,300	8.22	1,348,233

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 5 — Stock Option Plan (Continued)
The Company estimates the value of its stock options using the calculated value on the grant date, based on the Black-Scholes pricing model. The Company utilized the following weighted average assumptions in determining the estimated fair value of stock options granted during the years ended December 31, 2007 and 2006, and the six month ended June 30, 2007 and 2008:

Assumption
Dividend yield	0.0%
Risk-free interest rate	4.5%
Expected volatility	48.0%
Expected term	7 years
The Company has not declared any dividends and does not expect to do so in the near future. The risk-free interest rate used in the Black-Scholes pricing method is based on the implied yield currently available in U.S. Treasury securities for maturities with an approximately equivalent term. The expected volatility for options issued subsequent to January 1, 2006 was based on the annualized historical volatility for comparable companies within the Company’s industry. Stock options issued to employees prior to January 1, 2006, were valued using the minimum-value method with a volatility measurement of 0%. The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding and was determined using the short-cut method as defined by SFAS No. 123(R).
The weighted-average grant-date fair value of options granted during the years ended December 31, 2007 and 2006 was $0.21 and $0.19, respectively, and during the six months ended June 30, 2008 and 2007 was $.22 and $.19, respectively. Total unrecognized compensation cost and the approximate fair market value of nonvested share-based compensation arrangements granted under the Plan as of December 31, 2007 and 2006 was $241,733, and $240,204, respectively, and as of June 30, 2008 was $409,720. That cost is expected to be recognized over a period of four years. Compensation expense of $69,144 and $50,150 was recognized for the options granted to employees during the years ended December 31, 2007 and 2006, respectively, and $48,327 and $35,463 for the six months ended June 30, 2008 and 2007, respectively. The total fair-market value of vested share-based compensation arrangements as of December 31, 2006 and 2007 and June 30, 2008 amounts to approximately $100,000.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 6 — Retirement Plans
During 2006, the Company implemented an employee profit sharing plan with a 401(k) option for all employees of the Company who are U.S. residents (the “U.S. Plan”). Under the provisions of the U.S. Plan, the Company may contribute, on the behalf of each participant, an amount equal to a percentage of eligible compensation, as defined by the U.S. Plan. In addition, the Board of Directors may elect to make a discretionary profit sharing contribution to the U.S. Plan. No Company contributions were made to the U.S. Plan during the years ended December 31, 2007 and 2006 or during the six months ended June 30, 2008 and 2007.
Additionally, during 2006, the Company implemented an employee retirement plan for all employees of the Company who are UK residents (the “UK Plan”). Under the provisions of the UK Plan, the Company may contribute, on the behalf of each participant, an amount equal to a percentage of eligible compensation, as defined by the UK Plan. In addition, the Board of Directors may elect to make a discretionary profit sharing contribution to the UK Plan. No Company contributions were made to the UK Plan during the years ended December 31, 2007 and 2006 or during the six months ended June 30, 2008 and 2007.
Note 7 — Income Taxes
The components of deferred taxes are as follows:

	December 31,	December 31,	June 30, 2008
	2007	2006	(Unaudited)
Deferred tax assets (liabilities)
Capitalized start-up costs and other	$2,503,000	$1,783,000	$3,140,320
Net operating loss carryforwards	3,738,000	1,631,000	5,998,000
Other tax credits	655,000	480,000	693,000
Property and equipment	(10,000)	4,000	39,000

	6,886,000	3,898,000	9,870,320
Less: Valuation allowance	(6,886,000)	(3,898,000)	(9,870,320)

	$—	$—	$—

The Company has established a valuation allowance as of June 30, 2008 and December 31, 2007 and 2006, due to the uncertainty of realization of the net deferred tax assets in the foreseeable future. The Company has net operating loss carryforwards for federal tax purposes of approximately $19,890,400 at June 30, 2008 and $10,995,000 and $5,389,000 at December 31, 2007 and 2006, respectively, which expire beginning in 2023. Carryforwards of net operating losses available to offset future taxable income are subject to possible limitation should a change in ownership of the Company occur, as defined by Internal Revenue Code Section 382.

SNAPIN SOFTWARE, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006 AND
JUNE 30, 2008 AND 2007 (Unaudited)
Note 8 — Commitments and Contingencies
Facility Lease — The Company leases its corporate office space under a non-cancelable lease that contains escalating lease payments and expires on March 31, 2011. Future minimum rental payments are as follows for the years ending December 31:

2008	$325,440
2009	347,136
2010	361,600
2011	60,267
2012	—

$1,094,443

Total rent expense for the years ended December 31, 2007 and 2006 was $441,031 and $262,475, respectively, and for the six months ended June 30, 2008 and 2007 was $243,924 and $182,243, respectively.
Note 9 — Related Party Transactions
In February 2008, the Company entered into a Global Framework Agreement for the supply of software and services with a customer who is an affiliate of a shareholder and participant in the Series D Preferred stock issuance. As of June 30, 2008, the Company has entered into agreements with affiliates of the shareholder, resulting in accounts receivable and deferred revenues amounting to $5,246,196, excluding the deferred revenue reduction for the Series D-1 Preferred stock warrant with a fair market value of $247,933.
The Company expects continued related party transactions under the Global Framework Agreement with affiliates of this shareholder in future periods, which will have a material impact on the financial statements.
Note 10 — Subsequent Event (Unaudited)
On August 13, 2008, the Company signed an Agreement and Plan of Merger to be acquired by Nuance Communications, Inc.